   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1996
                                                               FILE NO. 811-6421
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 5



             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                               ONE PARKVIEW PLAZA


                           OAKBROOK TERRACE, IL 60181

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (708) 684-6000



                             RONALD A. NYBERG, ESQ.


       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY


                       VAN KAMPEN AMERICAN CAPITAL, INC.


                               ONE PARKVIEW PLAZA


                           OAKBROOK TERRACE, IL 60181

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                             ---------------------



                                   COPIES TO:


                             WAYNE W. WHALEN, ESQ.


                              THOMAS A. HALE, ESQ.


                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM


                             333 WEST WACKER DRIVE


                            CHICAGO, ILLINOIS 60606


                                 (312) 407-0700



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

Items 1, 2, 3 and 5A of Part A are omitted pursuant to Item F.4. of the General Instructions to Form N-1A.


     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Fund that a prospective shareholder should know before investing in the Fund. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling the Fund's toll free number: (800) 421-5666, (800) 772-8889 for the hearing impaired.



     This Prospectus is dated February 28, 1996.



ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.



     (a) (i) Van Kampen American Capital Small Capitalization Fund, formerly known as American Capital Small Capitalization Fund, Inc. (the "Fund"), is a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"). The Fund was originally incorporated in Maryland on August 28, 1991 and was reorganized as a trust under the laws of Delaware on August 25, 1995.



         (ii) The Fund's investment objective is to approximate the performance of the small capitalization sector of the equities market by investment primarily in common stocks of small capitalization companies. The Fund may also invest in money market obligations such as government securities, certificates of deposit and commercial paper and may enter into repurchase agreements. It may also enter into futures contracts and options thereon.



              The Fund has been created and is managed to provide a convenient vehicle for the publicly offered funds for which Van Kampen American Capital Asset Management, Inc. (the "Adviser") and Van Kampen American Capital Investment Advisory Corp. serve as investment advisers or sub-advisers to participate conveniently and economically in the "small capitalization" sector of the equity securities market. To this end, it invests in a broadly diversified selection of stocks of companies that have relatively small capitalization.



              The Fund views companies with market capitalization smaller than the 500 companies with the largest market capitalization as being "small capitalization" companies.


     (b) INAPPLICABLE

     (c) INAPPLICABLE

ITEM 5. MANAGEMENT OF THE FUND.


     (a) The business and affairs of the Fund are managed under the direction of the Board of Trustees of the Fund. Subject to the Trustees' authority, the Adviser determines the investment of the Fund's assets, provides administrative services and manages the Fund's business and affairs.


     (b) Van Kampen American Capital Asset Management, Inc., 2800 Post Oak Boulevard, Houston, Texas 77056 serves as investment adviser to the Fund.


        The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and over $54 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,800 unit investment trusts are professionally distributed by leading financial advisers nationwide.

        Van Kampen American Capital is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is controlled, through the ownership of a substantial majority of its common stock, by The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D L.P."), a Connecticut limited partnership. C&D L.P. is managed by Clayton, Dubilier & Rice, Inc. a New York based private investment firm. The General Partner of C&D L.P. is Clayton & Dubilier Associates IV Limited Partnership ("C&D Associates L.P."). The general partners of C&D Associates L.P. are Joseph L. Rice, III, B. Charles Ames, William A. Barbe, Alberto Cribiore, Donald J. Gogel, Leon J. Hendrix, Jr., Hubbard C. Howe and Andrall E. Pearson, each of whom is a principal of Clayton, Dubilier & Rice, Inc. In addition, certain officers, directors and employees of Van Kampen American Capital own, in the aggregate, not more than 7% of the common stock of VK/AC Holding, Inc. and have the right to acquire, upon the exercise of options, approximately an additional 13% of the common stock of VK/AC Holding, Inc. Presently, and after giving effect to the exercise of such options, no officer or trustee of the Fund owns or would own 5% or more of the common stock of VK/AC Holding, Inc.



        The Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Fund (the "Advisory Agreement"), the Adviser provides these services to the Fund without cost, but the Fund pays its own expenses including reimbursement of the Adviser for the cost of the Fund's accounting services, which include maintaining its financial books and records and calculating its daily net asset value.



     (c) John Cunniff and David Walker are primarily responsible for day-to-day management of the Fund's portfolio. Mr. Cunniff is a Vice President of the Adviser and has been employed by the Adviser since October 1995. Prior to that time, Mr. Cunniff was Vice President, Portfolio Manager at Templeton Quantitative Advisors. Mr. Walker is an Assistant Vice President of the Adviser and has been employed by the Adviser as a quantitative analyst for the past five years.


     (d) INAPPLICABLE


     (e) ACCESS Investor Services, Inc. ("ACCESS"), P.O. Box 418256, Kansas City, Missouri 64141-9256, serves as shareholder service agent for the Fund. ACCESS, a wholly owned subsidiary of Van Kampen American Capital, provides these services at cost plus a profit.



     (f) The Fund's total annualized expense ratio for its most recent fiscal year as a percentage of net assets was 0.08%.


     (g) INAPPLICABLE

ITEM 5A. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

     Information contained in Annual Report.

ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.


     (a) The holders of Registrant's shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights; the Fund does not allow cumulative voting. Shares may be redeemed at any time at net asset value with no charge.



     (b) The Fund's shares are offered and sold only to publicly offered funds advised or subadvised by the Adviser or Van Kampen American Capital Investment Advisory Corp. In the event any of such publicly offered funds owned more than 25% of the outstanding shares of the Fund, such publicly offered fund would be deemed to control the Fund within the meaning of the 1940 Act. As of February 6, 1996, Van Kampen American Capital Pace Fund and Common Sense Growth Fund owned beneficially and of record approximately 47% and 52%, respectively, of the outstanding shares of the Fund, and therefore, may be deemed to control the Fund. Van Kampen American Capital

        Pace Fund is a Delaware business trust located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181. Common Sense Growth Fund is a series of the Common Sense Trust, a Massachusetts business trust, located at 2800 Post Oak Boulevard, Houston, Texas 77056.


    (c) INAPPLICABLE

    (d) INAPPLICABLE


    (e) Inquiries regarding the Fund or its shares should be made to the Fund's Secretary at One Parkview Plaza, Oakbrook Terrace, IL 60181.


    (f) The Fund makes annual distributions of net investment income. The Fund distributes realized capital gains to shareholders annually.

    (g) The Fund intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the Fund will distribute all of its net income and capital gains to its shareholders and such distributions will be taxable as such to its shareholders; while shareholders may be proportionately liable for taxes on income and gains of the Fund, shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them; the Fund will inform its shareholders of the amount and nature of such income and gains distributed.


    (h) INAPPLICABLE


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.

    (a) INAPPLICABLE


    (b) Shares of the Fund are offered to eligible purchasers based on the next calculation of a net asset value, which is determined as described under
        Item 8(a) below, after the order is placed. There is no sales charge on the sale of Fund shares.


    (c) INAPPLICABLE

    (d) INAPPLICABLE

    (e) There is no continuing fee paid out of Fund assets to any dealer or any persons who may be advising shareholders regarding the purchase, sale or retention of Fund shares.

    (f) INAPPLICABLE

ITEM 8. REDEMPTION OR REPURCHASE.

    (a) Shareholders may redeem shares at net asset value at any time without charge by submitting a written request in proper form to ACCESS at P.O. Box 418256, Kansas City, Missouri 64141-9256.


        The net asset value per share is determined as of 2:00 p.m. eastern time on each day on which the New York Stock Exchange (the "Exchange") is open or such earlier time as determined by the Trustees when the Exchange closes before 4:00 p.m. eastern time.


        The net asset value per share is determined using prices as of 2:00 p.m. eastern time and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price, or if there has been no sale that day, at the last reported bid price, (ii) valuing options at the last sale price, or if there has been no sale that day, at the mean between the bid and asked prices, (iii) valuing over-the-counter securities for which the last sale price is available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") at that price, (iv) valuing all other over-the-counter securities for which market quotations are available at the most recent bid quotation supplied by NASDAQ or broker-dealers, and (v) valuing any securities for which market quotations are not readily available, and any other assets as fair value as determined in good faith by the

        Trustees of the Fund; for these purposes "last price" means the last price reported at or before 2:00 p.m. eastern time. The Fund reserves the right to redeem in kind.


    (b) INAPPLICABLE

    (c) INAPPLICABLE

    (d) INAPPLICABLE

ITEM 9. PENDING LEGAL PROCEEDINGS.

     INAPPLICABLE

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION


ITEM 10. COVER PAGE


     Van Kampen American Capital Small Capitalization Fund, formerly known as American Capital Small Capitalization Fund, Inc. (the "Fund"), is a diversified open-end management investment company.



     This Statement of Additional Information is not a prospectus but should be read in conjunction with the Prospectus for the Fund dated February 28, 1996 (the "Prospectus"). This Statement of Additional Information does not include all of the information that a prospective investor should consider before purchasing shares of the Fund, and investors should obtain and read the Prospectus prior to purchasing shares. A copy of the Prospectus may be obtained without charge by calling the Fund's toll-free number: (800) 421-5666 (or (800) 772-8889 for the hearing impaired).



     This Statement of Additional Information is dated February 28, 1996.


ITEM 11. TABLE OF CONTENTS.


                                                                                         PAGE
                                                                                         ----

          General Information and History............................................     B-1

          Investment Objectives and Policies.........................................     B-1

          Management of the Fund.....................................................     B-3

          Control Persons and Principal Holders of Securities........................    B-10

          Investment Advisory and Other Services.....................................    B-10

          Brokerage Allocation and Other Practices...................................    B-12

          Capital Stock and Other Securities.........................................    B-13

          Purchase, Redemption and Pricing of Securities Being Offered...............    B-13

          Tax Status.................................................................    B-13

          Underwriters...............................................................    B-13

          Calculation of Performance Data............................................    B-13

          Financial Statements.......................................................    B-13


ITEM 12. GENERAL INFORMATION AND HISTORY.


     See Item 4.



     The Fund and Van Kampen American Capital Asset Management, Inc., (the "Adviser") have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit directors/trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest.


ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.

     (a) See Item 4.


     (b) The Fund has adopted certain investment restrictions which may be altered or rescinded only with the approval of the holders of the lesser of (i) 67% or more of the Fund's shares present or represented by proxy at a meeting if the holders of more than 50% of its outstanding shares are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares. These restrictions provide that the Fund shall not:


        (1) Issue senior securities within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");


        (2) Purchase securities on margin, except that the Fund may obtain such short term credits as may be necessary for the clearance of purchases and sales of securities. The deposit or payment by the Fund of an initial or maintenance margin in connection with futures contracts or related option transactions is not considered the purchase of a security on margin;

        (3) Sell securities short, except to the extent that the Fund contemporaneously owns or has the right to acquire at no additional cost securities identical to those sold short;

        (4) Borrow money, except that the Fund may borrow from banks to meet redemptions or for other temporary or emergency purposes, with such borrowing not to exceed five percent of the total assets of the Fund at market value at the time of the borrowing. Any such borrowing may be secured provided that not more than ten percent of the total assets of the Fund at market value at the time of the pledging may be used as security for such borrowings;

        (5) Underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 by virtue of disposing of portfolio securities;

        (6) Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, except that this restriction shall not apply to securities issued by the United States Government, its agencies or instrumentalities;

        (7) Invest more than five percent of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government, its agencies or instrumentalities) or purchase more than ten percent of the outstanding voting securities of any one issuer;

        (8) Invest in real estate or real estate mortgage loans, except that the Fund may purchase securities secured by real estate or interests therein;

        (9) Purchase or sell commodities or commodity contracts, except that the Fund may purchase, hold and sell listed futures contracts.

        An additional fundamental policy provides that, under normal circumstances, at least 80% of the Fund's total assets will be invested in securities of companies with market capitalization no greater than that of the company whose market capitalization ranks 500th among publicly traded U.S. common stocks.

    (c) INAPPLICABLE

    (d) INAPPLICABLE

ITEM 14. MANAGEMENT OF THE FUND.


     (a) The Fund's Trustees and Executive Officers and their principal occupations for the past five years are listed below. For purposes hereof, the "Van Kampen American Capital Funds" refer to each of the open-end investment companies advised by the Adviser, excluding the Common Sense Trust and the American Capital Exchange Fund and
         Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser"), excluding the Explorer Institutional Trust.



                                    TRUSTEES


                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
J. Miles Branagan.................. Co-founder, Chairman, Chief Executive Officer and
Strafford Hall                      President of MDT Corporation, a company which develops,
Suite 200                           manufactures, markets and services medical and scientific
1009 Slater Road                    equipment. A Trustee of each of the Van Kampen American
Harrisville, NC 27560               Capital Funds.
  Age: 63

Linda Hutton Heagy................. Managing Partner, Paul Ray Berndston, an executive
10 South Riverside Plaza            recruiting and management consulting firm. Formerly,
Suite 720                           Executive Vice President of ABN AMRO, N.A., a Dutch bank
Chicago, IL 60606                   holding company. Prior to 1992, Executive Vice President
  Age: 46                           of La Salle National Bank. A Trustee of each of the Van
                                    Kampen American Capital Funds.

Roger Hilsman...................... Professor of Government and International Affairs
251-1 Hamburg Cove                  Emeritus, Columbia University. A Trustee of each of the
Lyme, CT 06371                      Van Kampen American Capital Funds.
  Age: 76

R. Craig Kennedy................... President and Director, German Marshall Fund of the
11 DuPont Circle, N.W.              United States. Formerly, advisor to the Dennis Trading
Washington, D.C. 20036              Group Inc. Prior to 1992, President and Chief Executive
  Age: 44                           Officer, Director and member of the Investment Committee
                                    of the Joyce Foundation, a private foundation. A Trustee
                                    of each of the Van Kampen American Capital Funds.

Dennis J. McDonnell*............... President, Chief Operating Officer and a Director of the
One Parkview Plaza                  Adviser, the VK Adviser and Van Kampen American Capital
Oakbrook Terrace, IL 60181          Management, Inc.  Executive Vice President and a Director
  Age: 53                           of VK/AC Holding, Inc. and Van Kampen American Capital,
                                    Inc. ("VKAC").  Chief Executive Officer of McCarthy,
                                    Crisanti & Maffei, Inc.  Chairman and a Director of MCM
                                    Asia Pacific Company, Ltd.  Executive Vice President and a
                                    Trustee of each of the Van Kampen American Capital Funds.
                                    President of the closed-end investment companies advised
                                    by the VK Adviser.  Prior to December, 1991, Senior Vice
                                    President of Van Kampen Merritt Inc.

Donald C. Miller................... Prior to 1992, Director of Royal Group, Inc., a company
415 North Adams                     in insurance related businesses. Formerly Vice Chairman
Hinsdale, IL 60521                  and Director of Continental Illinois National Bank and
  Age: 75                           Trust Company of Chicago and Continental Illinois
                                    Corporation. A Trustee of each of the Van Kampen American
                                    Capital Funds and Chairman of such Funds advised by the
                                    VK Adviser.

[/R]

                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
Jack E. Nelson..................... President of Nelson Investment Planning Services, Inc., a
423 Country Club Drive              financial planning company and registered investment
Winter Park, FL 32789               adviser. President of Nelson Investment Brokerage
  Age: 60                           Services Inc., a member of the National Association of
                                    Securities Dealers, Inc. ("NASD") and Securities
                                    Investors Protection Corp. A Trustee of each of the Van
                                    Kampen American Capital Funds.

Don G. Powell*..................... President, Chief Executive Officer and a Director of
2800 Post Oak Blvd.                 VK/AC Holding, Inc. and VKAC. Chairman, Chief Executive
Houston, TX 77056                   Officer and a Director of Van Kampen American Capital
  Age: 56                           Distributors, Inc. (the "Distributor"), the Adviser, the
                                    VK Adviser, Van Kampen American Capital Management, Inc.
                                    and Van Kampen American Capital Advisors, Inc. Chairman,
                                    President and a Director of Van Kampen American Capital
                                    Exchange Corporation, American Capital Contractual
                                    Services, Inc. and American Capital Shareholders Corpora-
                                    tion. Chairman and a Director of ACCESS Investor
                                    Services, Inc. ("ACCESS"), Van Kampen Merritt Equity
                                    Advisors Corp., Van Kampen Merritt Equity Holdings Corp.,
                                    and VCJ Inc., McCarthy, Crisanti & Maffei, Inc.,
                                    McCarthy, Crisanti & Maffei Acquisition, and Van Kampen
                                    American Capital Trust Company. Chairman, President and a
                                    Director of Van Kampen American Capital Services, Inc.
                                    President, Chief Executive Officer and a Trustee of each
                                    of the Van Kampen American Capital funds advised by the
                                    Adviser and the VK Adviser. Director, Trustee or Managing
                                    General Partner of other open-end investment companies
                                    and closed-end investment companies advised by the
                                    Adviser. Chairman of the Board of the closed-end
                                    investment companies advised by the VK Adviser.

Jerome L. Robinson................. President of Robinson Technical Products Corporation, a
115 River Road                      manufacturer and processor of welding alloys, supplies
Edgewater, NJ 07020                 and equipment. Director of Pacesetter Software, a
  Age: 73                           software programming company specializing in white collar
                                    productivity. Director of Panasia Bank. A Trustee of each
                                    of the Van Kampen American Capital Funds.

Fernando Sisto..................... George M. Bond Chaired Professor and, prior to 1995, Dean
Stevens Institute                   of Graduate School and Chairman, Department of Mechanical
  of Technology                     Engineering, Stevens Institute of Technology. Director of
Castle Point Station                Dynalysis of Princeton, a firm engaged in engineering
Hoboken, NJ 07030                   research. A Trustee of each of the Van Kampen American
  Age: 71                           Capital Funds and Chairman of the Van Kampen American
                                    Capital Funds advised by the Adviser.

Wayne W. Whalen*................... Partner in the law firm of Skadden, Arps, Slate, Meagher
333 West Wacker Drive               & Flom, legal counsel to the Van Kampen American Capital
Chicago, IL 60606                   Funds. A Trustee of each of the Van Kampen American
  Age: 56                           Capital Funds. He also is a Trustee of the closed-end
                                    investment companies advised by the VK Adviser.

                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
William S. Woodside................ Vice Chairman of the Board of LSG Sky Chefs, Inc., a
712 Fifth Avenue                    caterer of airline food. Formerly, Director of Primerica
40th Floor                          Corporation (currently known as The Traveler's Inc.).
New York, NY 10019                  Formerly, Director of James River Corporation, a producer
  Age: 74                           of paper products. Trustee, and former President of
                                    Whitney Museum of American Art. Formerly, Chairman of
                                    Institute for Educational Leadership, Inc., Board of
                                    Visitors, Graduate School of The City University of New
                                    York, Academy of Political Science. Trustee of Committee
                                    for Economic Development. Director of Public Education
                                    Fund Network, Fund for New York City Public Education.
                                    Trustee of Barnard College. Member of Dean's Council,
                                    Harvard School of Public Health. Member of Mental Health
                                    Task Force, Carter Center. A Trustee of each of the Van
                                    Kampen American Capital Funds.



* Such Trustees are "interested persons" (within the meaning of Section 2(a)(19) of the 1940 Act). Messrs. Powell and McDonnell are interested persons of the Adviser and the Fund by reason of their position with the Adviser. Mr. Whalen is an interested person of the Adviser and the Fund by reason of his firm having acted as legal counsel to the Adviser and the Fund.



     Messrs. Powell and McDonnell own, or have the opportunity to purchase, an equity interest in VK/AC Holding, Inc., the parent company of VKAC and have entered into employment contracts (for a term of five years) with VKAC.



     The Fund's Officers other than Messrs. Hegel, Nyberg, Wood, Sullivan, Dalmaso, Martin, Wetherell and Hill are located at 2800 Post Oak Blvd., Houston, TX 77056. Messrs. Hegel, Nyberg, Wood, Sullivan, Dalmaso, Martin, Wetherell and Hill are located at One Parkview Plaza, Oakbrook Terrace, IL 60181.



                                    OFFICERS



                                 POSITIONS AND                    PRINCIPAL OCCUPATIONS
      NAME AND AGE             OFFICES WITH FUND                   DURING PAST 5 YEARS
-------------------------  --------------------------  -------------------------------------------
William N. Brown.........  Vice President              Executive Vice President of the Adviser,
  Age: 42                                              VK/AC Holding, Inc., VKAC, Van Kampen
                                                       American Capital Advisors, Inc., American
                                                       Capital Contractual Services, Inc., Van
                                                       Kampen American Capital Exchange
                                                       Corporation, ACCESS Investor Services,
                                                       Inc., and Van Kampen American Capital Trust
                                                       Company. Director of American Capital
                                                       Shareholders Corporation. Vice President of
                                                       each of the Van Kampen American Capital
                                                       Funds.

Peter W. Hegel...........  Vice President              Executive Vice President of the Adviser and
  Age: 39                                              the VK Adviser, Van Kampen American Capital
                                                       Advisors, Inc. Director of McCarthy,
                                                       Crisanti & Maffei, Inc. and McCarthy,
                                                       Crisanti & Maffei Acquisition Corporation.
                                                       Vice President of each of the Van Kampen
                                                       American Capital Funds. Vice President of
                                                       the closed-end funds advised by the VK
                                                       Adviser.

Curtis W. Morell.........  Vice President and Chief    Vice President and Chief Accounting Officer
  Age: 49                  Accounting Officer          of most of the investment companies advised
                                                       by the Adviser.

                                 POSITIONS AND                    PRINCIPAL OCCUPATIONS
      NAME AND AGE             OFFICES WITH FUND                   DURING PAST 5 YEARS
-------------------------  --------------------------  -------------------------------------------
Ronald A. Nyberg.........  Vice President and          Executive Vice President, General Counsel
  Age: 42                  Secretary                   and Secretary of Van Kampen American
                                                       Capital and VK/AC Holding, Inc. Executive
                                                       Vice President, General Counsel and a
                                                       Director of the Distributor. Executive Vice
                                                       President and General Counsel of the
                                                       Adviser and the VK Adviser, Van Kampen
                                                       American Capital Management, Inc., VSU Inc.
                                                       VCJ, Inc., Van Kampen Merritt Equity
                                                       Advisors Corp., and Van Kampen Merritt
                                                       Equity Holdings Corp. Executive Vice
                                                       President, General Counsel and Assistant
                                                       Secretary of Van Kampen American Capital
                                                       Advisors, Inc., American Capital
                                                       Contractual Services, Inc., Van Kampen
                                                       American Capital Exchange Corporation,
                                                       ACCESS Investor Services, Inc., American
                                                       Capital Shareholders Corporation, and Van
                                                       Kampen American Capital Trust Company.
                                                       General Counsel of McCarthy, Crisanti &
                                                       Maffei, Inc. and McCarthy, Crisanti &
                                                       Maffei Acquisition Corp. Vice President and
                                                       Secretary of each of the Van Kampen
                                                       American Capital Funds. Secretary of the
                                                       closed-end funds advised by the VK Adviser.
                                                       Director of ICI Mutual Insurance Co., a
                                                       provider of insurance to members of the
                                                       Investment Company Institute.

Robert C. Peck, Jr.......  Vice President              Executive Vice President and Director of
  Age: 49                                              the Adviser. Executive Vice President of
                                                       the VK Adviser. Vice President of each of
                                                       the Van Kampen American Capital Funds.

Alan T. Sachtleben.......  Vice President              Executive Vice President and a Director of
  Age: 53                                              the Adviser. Executive Vice President of
                                                       the VK Adviser. Vice President of each of
                                                       the Van Kampen American Capital Funds.

Paul R. Wolkenberg.......  Vice President              Executive Vice President of the Adviser.
  Age: 51                                              President, Chief Executive Officer and a
                                                       Director of Van Kampen American Capital
                                                       Trust Company and ACCESS. Vice President of
                                                       each of the Van Kampen American Capital
                                                       Funds.

Edward C. Wood III.......  Vice President and Chief    Senior Vice President of VK Adviser. Vice
  Age: 40                  Financial Officer           President and Chief Financial Officer of
                                                       each of the Van Kampen American Capital
                                                       Funds. Vice President, Treasurer and Chief
                                                       Financial Officer of the closed-end funds
                                                       advised by VK Adviser.

John L. Sullivan.........  Treasurer                   First Vice President of the Adviser and VK
  Age: 40                                              Adviser. Treasurer of each of the Van
                                                       Kampen American Capital Funds. Controller
                                                       of the closed-end funds advised by the VK
                                                       Adviser. Formerly Controller of open-end
                                                       funds advised by VK Adviser.

                                 POSITIONS AND                    PRINCIPAL OCCUPATIONS
      NAME AND AGE             OFFICES WITH FUND                   DURING PAST 5 YEARS
-------------------------  --------------------------  -------------------------------------------
Tanya M. Loden...........  Controller                  Controller of most of the investment
  Age: 36                                              companies advised by the Adviser, formerly
                                                       Tax Manager/Assistant Controller.

Nicholas Dalmaso.........  Assistant Secretary         Assistant Vice President and Senior
  Age: 30                                              Attorney of VKAC. Assistant Vice President
                                                       and Assistant Secretary of the Distributor,
                                                       the Adviser, the VK Adviser, and Van Kampen
                                                       American Capital Management, Inc. Assistant
                                                       Vice President of Van Kampen American
                                                       Capital Advisors, Inc. Assistant Secretary
                                                       of each of the Van Kampen American Capital
                                                       Funds, Assistant Secretary of the
                                                       closed-end funds advised by the VK Adviser.
                                                       Prior to May 1992, attorney for Cantwell &
                                                       Cantwell, a Chicago law firm.

Huey P. Falgout, Jr......  Assistant Secretary         Assistant Vice President and Senior
  Age: 32                                              Attorney of VKAC. Assistant Vice President
                                                       and Assistant Secretary of the Distributor,
                                                       the Adviser, the VK Adviser, Van Kampen
                                                       American Capital Management, Inc., Van
                                                       Kampen American Capital Advisors, Inc.,
                                                       American Capital Contractual Services,
                                                       Inc., Van Kampen American Capital Exchange
                                                       Corporation, ACCESS, and American Capital
                                                       Shareholders Corporation. Assistant
                                                       Secretary of each of the Van Kampen
                                                       American Capital Funds.

Scott E. Martin..........  Assistant Secretary         Senior Vice President, Deputy General
  Age: 39                                              Counsel and Assistant Secretary of VKAC.
                                                       Senior Vice President, Deputy General
                                                       Counsel and Secretary of the Adviser, the
                                                       VK Adviser and the Distributor, Van Kampen
                                                       American Capital Management, Inc., Van
                                                       Kampen American Capital Advisers, Inc., VSM
                                                       Inc., VCJ Inc., American Capital
                                                       Contractual Services, Inc., Van Kampen
                                                       American Capital Exchange Corporation,
                                                       ACCESS Investor Services, Inc., Van Kampen
                                                       Merritt Equity Advisors Corp., Van Kampen
                                                       Merritt Equity Holdings Corp., American
                                                       Capital Shareholders Corporation. Secretary
                                                       and Deputy General Counsel of McCarthy,
                                                       Crisanti, & Maffei, Inc. and McCarthy,
                                                       Crisanti & Maffei Acquisition. Chief Legal
                                                       Officer of McCarthy, Crisanti & Maffei,
                                                       S.A. Assistant Secretary of each of the Van
                                                       Kampen American Capital Funds. Assistant
                                                       Secretary of the closed-end funds advised
                                                       by the VK Adviser.

                                 POSITIONS AND                    PRINCIPAL OCCUPATIONS
      NAME AND AGE             OFFICES WITH FUND                   DURING PAST 5 YEARS
-------------------------  --------------------------  -------------------------------------------
Weston B. Wetherell......  Assistant Secretary         Vice President, Associate General Counsel
  Age: 39                                              and Assistant Secretary of VKAC, the
                                                       Adviser, the VK Adviser and the
                                                       Distributor, Van Kampen American Capital
                                                       Management, Inc. Van Kampen American
                                                       Capital Advisors, Inc. Assistant Secretary
                                                       of each of the Van Kampen American Capital
                                                       Funds. Assistant Secretary of closed-end
                                                       funds advised by VK Adviser.

Perry Farrell............  Assistant Treasurer         Assistant Treasurer of each of the Van
  Age: 59                                              Kampen American Capital Funds.

Steven M. Hill...........  Assistant Treasurer         Assistant Vice President of the Adviser and
  Age: 31                                              VK Adviser. Assistant Treasurer of each of
                                                       the Van Kampen American Capital Funds.
                                                       Assistant Treasurer of the closed-end funds
                                                       advised by the VK Adviser.

Robert Sullivan..........  Assistant Controller        Assistant Controller of each of the Van
  Age: 62                                              Kampen American Capital Funds.

[/R]


     (b) See Item 14(a).



     (c) Each of the foregoing trustees and officers in Item 14(a) holds the same position with each of 46 other Van Kampen American Capital mutual funds (the "Fund Complex"). Each trustee who is not an affiliated person of the Adviser, the Distributor or VKAC (each a "Non-Affiliated Trustee") is compensated by an annual retainer and meeting fees for services to the funds in the Fund Complex. Each fund in the Fund Complex offers a deferred compensation plan to its Non-Affiliated Trustees that allows trustees to defer receipt of his or her compensation and earn a return on such deferred amounts based upon the return of the common stock of the funds in the Fund Complex as more fully described below.



         The compensation of each Non-Affiliated Trustee includes a retainer by the mutual funds in the Fund Complex advised by the Adviser (the "AC Funds") in an amount equal to $35,000 per calendar year, payable in four quarterly installments on the first business day of each calendar quarter. The AC Funds pay each Non-Affiliated Trustee a per meeting fee in the amount of $2,000 per regular quarterly meeting attended by the Non-Affiliated Trustee, payable on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee. Payment of the annual retainer and each regular meeting fee is allocated among the AC Funds
         (i) 50% on the basis of the relative net assets of each AC Fund to the aggregate net assets of all of the AC Funds and (ii) 50% equally to each AC Fund, in each case as of the last business day of the preceding calendar quarter. Each AC Fund participating in any special meeting of the trustees generally pays each Non-Affiliated Trustee a per meeting fee in the amount of $125 per special meeting attended by the Non-Affiliated Trustee, payable on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings. The trustees have approved an aggregate compensation cap with respect to the Fund Complex of $84,000 per Non-Affiliated Trustee per year (excluding any retirement benefits) for the period July 22, 1995 through December 31, 1996, subject to the net assets and the number of mutual funds in the Fund Complex as of July 21, 1995 and certain other exceptions. In addition, the Adviser has agreed to reimburse the Fund through December 31, 1996 for any increase in the aggregate trustee's compensation over the aggregate compensation paid by the Fund in its 1994 fiscal year, provided that since the Fund did not exist for the entire 1994 fiscal year appropriate adjustments will be made.



         Each Non-Affiliated Trustee can elect to defer receipt of all or a portion of the compensation earned by such Non-Affiliated Trustee until retirement. Amounts deferred are retained by the Fund. Through the 1995 fiscal year of the Fund, the deferred compensation earned a rate of return determined by reference to the return on the Common Stock of the Fund. After March 19, 1996, it is anticipated that the return on the deferred compensation may be determined by reference to either the return on the Common Stock of the Fund or other mutual funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, it is anticipated that the Fund will invest in securities of those mutual funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The deferred compensation plan is not funded and obligations thereunder represent general unsecured claims against the general assets of the Fund.



         The Fund adopted a retirement plan on January 26, 1996. Under the retirement plan, a Non-Affiliated Trustee who is receiving trustee's fees from the Fund prior to such Non-Affiliated Trustee's retirement, has at least ten years of service and retires at or after attaining the age of 60, is eligible to receive a retirement benefit equal to $2,500 per year for each of the ten years following such trustee's retirement. Under certain conditions, reduced benefits are available for early retirement provided the trustee has served at least five years. As of the date hereof the retirement plan contains a Fund Complex retirement benefit cap of $60,000 per year. The Adviser will reimburse the Fund for expenses related to the retirement plan through December 31, 1996.



         Additional information regarding compensation before deferral paid by the Fund and other funds in the Fund Complex is set forth below.



                             COMPENSATION TABLE(1)



                                                                                                    TOTAL
                                                                                                COMPENSATION
                                         AGGREGATE            PENSION OR          ESTIMATED    BEFORE DEFERRAL
                                        COMPENSATION          RETIREMENT           ANNUAL      FROM REGISTRANT
                                      BEFORE DEFERRAL      BENEFITS ACCRUED       BENEFITS        AND FUND
                                            FROM         AS PART OF REGISTRANT      UPON       COMPLEX PAID TO
              NAME(2)                  REGISTRANT(3)          EXPENSES(4)        RETIREMENT(4)   TRUSTEE(5)
------------------------------------  ----------------   ---------------------   -----------   ---------------
J. Miles Branagan...................       $1,065                $ -0-              $ -0-         $  84,250
Dr. Richard E. Caruso...............        1,065                  -0-                -0-            57,250
Philip P. Gaughan...................          170                  -0-                -0-            76,500
Linda Hutton Heagy..................          100                  -0-                -0-            38,417
Dr. Roger Hilsman...................        1,135                  -0-                -0-            91,250
R. Craig Kennedy....................          210                  -0-                -0-            92,625
Donald C. Miller....................          210                  -0-                -0-            94,625
Jack E. Nelson......................          210                  -0-                -0-            93,625
David Rees..........................        1,080                  -0-                -0-            83,250
Jerome L. Robinson..................          210                  -0-                -0-            89,375
Lawrence J. Sheehan.................        1,135                  -0-                -0-            91,250
Dr. Fernando Sisto..................        1,275                  -0-                -0-            98,750
Wayne W. Whalen.....................          210                  -0-                -0-            93,375
William S. Woodside.................        1,065                  -0-                -0-            79,125


---------------

(1) The "Registrant" is the Fund. As indicated in the other explanatory notes, the amounts in the table relate to the applicable trustees during the Registrant's last fiscal year ended October 31, 1995 or the Fund Complex' last calendar year ended December 31, 1995.



(2) Messrs. Powell and McDonnell, trustees of the Fund, are affiliated persons of the Adviser and are not eligible for compensation or retirement benefits from the Registrant. Messrs. Gaughan, Kennedy, Miller, Nelson, Robinson and Whalen were elected by shareholders of the Board of Trustees on July 21, 1995. Ms. Heagy was appointed to the Board of Trustees on September 7, 1995. Mr. McDonnell was appointed to the Board of Trustees on January 29, 1996. Mr. Gaughan retired from the Board of Trustees on January 26, 1996. Messrs. Caruso, Rees and Sheehan were removed from the Board of Trustees effective September 7, 1995, January 29, 1996 and January 29, 1996, respectively.



(3) The amounts shown in this column are the Aggregate Compensation before Deferral during the Registrant's fiscal year ended October 31, 1995. The following trustees deferred compensation paid by the Registrant during the fiscal year ended October 31, 1995: Dr. Caruso, $1,065; and Dr. Sisto, $990. Through the 1995 fiscal year of the Fund, the deferred compensation earned a rate of return determined by reference to the return on the Common Stock of the Fund. After March 19, 1996, it is anticipated that the return on the deferred compensation may be determined by reference to either the return on the common stock of the Fund or other mutual funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, it is anticipated that the Fund will invest in securities of those mutual funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The cumulative deferred compensation (including interest) accrued with respect to each trustee from the Registrant as of October 31, 1995 is as follows: Dr. Caruso, $1,514; and Dr. Sisto $1,108.



(4) The amounts shown in these columns are zero because the Fund did not adopt its retirement plan until after the end of its 1995 fiscal year. The retirement plan is described above the Compensation Table.



(5) The amounts shown in this column are accumulated from the Aggregate Compensation before deferral of each of the 46 mutual funds in the Fund Complex as of December 31, 1995. The following trustees deferred compensation paid by the Registration and the Fund Complex during the calendar year ended December 31, 1995; Dr. Caruso, $41,750; Mr. Gaughan, $57,750; Ms. Heagy, $8,750; Mr. Kennedy, $65,875; Mr. Miller, $65,875; Mr.
    Nelson, $65,875; Mr. Rees, $8,375; Mr. Robinson, $62,375; Dr. Sisto,
    $30,260; and Mr. Whalen, $65,625. Through the 1995 fiscal year of the Fund, the deferred compensation earned a rate of return determined by reference to the return on the common stock of the Fund. After March 19, 1996, it is anticipated that the return on the deferred compensation may be determined by reference to either the return on the common stock of the Fund or other mutual funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, it is anticipated that the Fund will invest in securities of those mutual funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The trustees' Fund Complex compensation cap commenced on July 22, 1995 and covered the period between July 22, 1995 and December 31, 1995. Compensation received prior to July 22, 1995 was not subject to the cap. For the calendar year ended December 31, 1995, while certain trustees received compensation over $84,000 in the aggregate, no trustee received compensation in excess of the pro rata amount of the Fund Complex cap for the period July 22, 1995 through December 31, 1995. In addition to the amounts set forth above, certain trustees received lump sum retirement benefit distributions not subject to the cap in 1995 related to three mutual funds that ceased investment operations during 1995 as follows:
    Mr. Gaughan, $22,136; Mr. Miller, $33,205; Mr. Nelson, $30,851; Mr.
    Robinson, $11,068; and Mr. Whalen, $27,332. The Adviser and its affiliates also serve as investment adviser for other investment companies; however, with the exception of Messrs. Powell, McDonnell and Whalen, the trustees were not trustees of such investment companies. Combining the Fund Complex with other investment companies advised by the Adviser and its affiliates, Mr. Whalen received Total Compensation of $268,857 during the calendar year ended December 31, 1995.



     As of February 9, 1996, the trustees and officers of the Fund as a group own less than 1% of the shares of the Fund. As of February 9, 1996, no trustee or officer of the Fund owns or would be able to acquire 5% or more of the common stock of VK/AC Holding, Inc.


ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     (a) See Item 6(b).

     (b) See Item 6(b).


     (c) None of the Fund's Officers or Trustees owns or is eligible to own shares of beneficial interest of the Fund.


ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.


     (a) (i) The Adviser and ACCESS, the Fund's shareholder service agent, are wholly-owned subsidiaries of Van Kampen American Capital, Inc. ("VKAC"), which is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is controlled, through the ownership of a substantial majority of its common stock, by The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D L.P."), a Connecticut limited partnership. C&D L.P. is managed by Clayton, Dubilier & Rice, Inc. a New York based private investment firm. The General Partner of C&D L.P. is Clayton & Dubilier Associates IV Limited Partnership ("C&D Associates L.P."). The general partners of C&D Associates L.P. are Joseph L. Rice, III, B. Charles Ames, William A. Barbe, Alberto Cribiore, Donald J. Gogel, Leon J. Hendrix, Jr., Hubbard C. Howe and Andrall
              E. Pearson, each of whom is a principal of Clayton, Dubilier & Rice, Inc. In addition, certain officers, directors and employees of VKAC own, in the aggregate, not more than 7% of the common stock of VK/AC Holding, Inc. and have the right to acquire, upon the exercise of options, approximately an additional 13% of the common stock of VK/AC Holding, Inc. Presently, and after giving effect to the exercise of such options, no officer or trustee of the Fund owns or would own 5% or more of the common stock of VK/AC Holding, Inc.


          (ii) See Item 14(a).


         (iii) The Fund and the Adviser are parties to an investment advisory agreement (the "Agreement"), which provides that the Adviser will provide investment advisory services to the Fund at no fee. The Fund is, however, required to reimburse the Adviser for the cost of accounting services provided by the Adviser, which includes maintaining its financial books and records and calculating its daily net asset value. See Item 16(b).



               The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Fund's Trustees or (ii) by vote of a majority of the Fund's outstanding voting securities and (b) by the affirmative vote of a majority of the Trustees who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for that purpose. The Agreement provides that it may be terminated without penalty by either party on 30 days' written notice.


     (b) Under the Agreement, the Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical and financial data and for formulating and implementing investment programs in furtherance of the Fund's investment objectives. The Adviser also furnishes at no cost to the Fund (except as noted herein) the services of sufficient executive and clerical personnel for the Fund as are necessary to prepare registration statements, shareholder reports and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Fund the services of a Chief Executive Officer and other executive and clerical personnel as needed.


         Under the Agreement, the Fund bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Fund's Principal Financial and Accounting Officer and personnel operating under his direction. The Adviser receives no compensation for its investment management services. During the fiscal year ended October 31, 1995, the Fund paid $23,710 for accounting services. A portion of these amounts are paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Fund. The services provided by the Adviser are at cost, which is allocated among the investment companies advised by the Adviser. The Fund also pays shareholder service agency fees, custodian fees, legal and auditing fees, the costs of reports to shareholders and all other ordinary expenses not specifically assumed by the Adviser.



         The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Fund's benefit and to advise the Trustees of the Fund of any other commissions, fees, brokerage or similar payments which may be possible for the Adviser or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. to receive in connection with the Fund's portfolio transactions or other arrangements which may benefit the Fund.


     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) INAPPLICABLE

     (f) INAPPLICABLE

     (g) INAPPLICABLE


     (h) The custodian of all the Fund's assets is State Street Bank and Trust Company located at 225 Franklin Street, Boston, Massachusetts 02110.



         Price Waterhouse LLP, 1201 Louisiana, Houston, Texas 77002, are the independent accountants for the Fund.



     (i) During the fiscal year ended October 31, 1995, ACCESS, shareholder service agent for the Fund, received fees aggregating $16,490. These services are provided at cost plus a profit.


ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.


     (a) The Adviser is responsible for decisions to buy and sell securities for the Fund and for the placement of its portfolio business and the negotiation of the commissions paid on such transactions. It is the policy of the Adviser to seek the best security price available with respect to each transaction. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Fund may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the Adviser seeks the best security price at the most favorable commission rate. See also
         Item 17(b).



     (b) Brokerage commissions paid by the Fund on portfolio transactions for the fiscal years ended October 31, 1994 and 1995 totalled $29,523 and $210,601, respectively. During these same periods, the Fund paid $14,363 and $210,601, respectively, in brokerage commissions on transactions totalling $11,704,468 and $342,387,038, respectively, to brokers selected primarily on the basis of research services provided to the Adviser.


     (c) In selecting dealers and in negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms which also provide research services to the Fund or the Adviser.


         Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include
         (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody).



         Pursuant to provisions of the Agreement, the Fund's Trustees have authorized the Adviser to cause the Fund to incur brokerage commissions in an amount higher than the lowest available rate in return for research services provided to the Adviser. The Adviser is of the opinion that the continued receipt of supplemental investment research services from dealers is essential to its provision of high quality portfolio management services to the Fund. The Adviser undertakes that such higher commissions will not be paid by the Fund unless (a) the Adviser determines in good faith that the amount is reasonable in relation to the services in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion, (b) such payment is made in compliance with the provisions of Section 28(e) and other applicable state and federal laws, and (c) in the opinion of the Adviser, the total commissions paid by the Fund are reasonable in relation to the expected benefits to the Fund over the long term.


         The Adviser places portfolio transactions for other advisory accounts including other investment companies. Research services furnished by firms through which the Fund effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with the Fund. In the opinion of the Adviser, the benefits from research services to each of the accounts (including the Fund) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the Adviser, such costs to the Fund will not be disproportionate to the benefits received by the Fund on a continuing basis.

         The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

     (d) INAPPLICABLE

     (e) INAPPLICABLE

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

     See Item 6.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     (a) See Item 7.

     (b) See Item 8.

     (c) INAPPLICABLE

ITEM 20. TAX STATUS.

     See Item 6(g).

ITEM 21. UNDERWRITERS.

     (a) INAPPLICABLE


     (b) INAPPLICABLE


     (c) INAPPLICABLE

ITEM 22. CALCULATION OF PERFORMANCE DATA.

     INAPPLICABLE

ITEM 23. FINANCIAL STATEMENTS.


     The attached financial statements are in the form in which they appear in the Annual Report to Shareholders including the related report of Independent Accountants.

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         COMMON STOCK     97.0%
         Consumer Distribution     7.9%
 22,000  Big B, Inc.                                          $316,250
*22,000  Books-A-Million, Inc.                                 280,500
 11,000  Cardinal Health, Inc.                                 577,500
* 3,000  Carson Pirie Scott & Co.                               50,625
* 4,000  CDW Computer Centers, Inc.                            195,000
 21,000  Circuit City Stores, Inc.                             698,250
 42,000  Claire's Stores, Inc.                                 834,750
*12,000  CompUSA, Inc.                                         481,500
*14,000  Consolidated Stores Corp.                             327,250
  1,000  Dole Food, Inc.                                        38,000
* 9,800  Eckerd Corp.                                          390,775
 52,000  Fingerhut Companies, Inc.                             695,500
*46,000  General Nutrition Companies, Inc.                   1,115,500
  1,000  Great Atlantic & Pacific                               20,375
*29,000  Gymboree Corp.                                        659,750
*11,000  Health Management, Inc.                               126,500
* 2,000  Hills Stores Co.                                       15,250
 10,000  Lear Seating Corp.                                    290,000
*14,000  MacFrugals Bargains Closeouts                         164,500
  9,000  Medicine Shoppe International, Inc.                   389,250
* 6,000  Mens Wearhouse, Inc.                                  235,500
*15,000  Micro Wharehouse, Inc.                                678,750
*38,000  OfficeMax, Inc.                                       940,500
 83,900  Pier 1 Imports. Inc.                                  818,025
* 5,000  Proffitts, Inc.                                       118,750
* 6,000  Rexel, Inc.                                            69,000
  3,000  Richfood Holdings, Inc.                                74,625
  7,000  Ross Stores, Inc.                                     110,250
*25,000  Staples, Inc.                                         668,750
*42,800  Stop & Shop Companies, Inc.                           877,400
*40,000  Sunglass Hut International, Inc.                    1,090,000
  4,000  Tiffany & Co.                                         174,500
*25,000  Viking Office Products, Inc.                        1,109,375
*43,000  Waban, Inc.                                           661,125
* 6,000  Whole Foods Market, Inc.                               72,750
* 3,000  Younkers, Inc.                                         66,375
*32,000  Zale Corp.                                            472,000
                                                           ------------
                                                            15,904,700
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         Consumer Durables     4.2%
  3,000  Borg Warner Automotive, Inc.                          $86,625
 50,000  Breed Technologies, Inc.                              925,000
 47,000  Brunswick Corp.                                       922,375
*21,000  Champion Enterprises, Inc.                            546,000
 35,000  Clayton Homes, Inc.                                   936,250
*23,000  Cobra Golf, Inc.                                      621,000
* 4,000  Department 56, Inc.                                   182,500
 24,000  Echlin, Inc.                                          864,000
  5,000  Fleetwood Enterprises, Inc.                           103,125
 14,000  Gencorp, Inc.                                         148,750
  8,400  Harman International Industries, Inc.                 389,550
 46,000  Leggett & Platt, Inc.                               1,115,500
  7,000  Lennar Corp.                                          161,875
 14,000  Outboard Marine Corp.                                 297,500
  7,000  Smith (A. O.) Corp.                                   146,125
  6,000  Snap-On Tools, Inc.                                   254,250
 22,000  Toro Co.                                              632,500
                                                           ------------
                                                             8,332,925
                                                           ------------

         Consumer Non-Durables     4.5%
  1,000  Alberto Culver Co., Class B                            31,625
 34,000  American Greetings Corp., Class A                   1,079,500
 29,000  Barefoot, Inc.                                        337,125
* 7,000  Fieldcrest Cannon, Inc.                               134,750
* 9,000  Fossil, Inc.                                           96,750
  2,000  Hormel (G. A.) & Co.                                   46,000
 13,000  IBP, Inc.                                             781,625
 41,000  Liz Claiborne, Inc.                                 1,158,250
*23,000  Nautica Enterprises, Inc.                             787,750
*10,000  Nu-Kote Holdings, Inc., Class A                       198,750
 11,000  Phillips-Van Heusen Corp.                             111,375
* 3,000  Scotts Co., Class A                                    60,000
* 9,000  Smithfield Foods, Inc.                                236,250
 15,000  Springs Industries, Inc.                              643,125
  8,000  St. John Knits, Inc.                                  382,000
*21,000  Starbucks Corp.                                       834,750
 56,000  Topps, Inc.                                           343,000
  1,000  Unifi, Inc.                                            22,750
  9,000  Universal Foods Corp.                                 309,375

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
*18,000  Westpoint Stevens, Inc.                              $382,500
 25,000  Whitman Corp.                                         534,375
*18,000  Wolverine World Wide, Inc.                            549,000
                                                           ------------
                                                             9,060,625
                                                           ------------

         Consumer Services     8.2%
  4,000  Advo, Inc.                                            102,500
 10,000  Banta Corp.                                           427,500
 12,000  Belo( A. H.) Corp.                                    414,000
*14,000  Boston Chicken, Inc.                                  476,000
 26,000  Bowne & Co., Inc.                                     481,000
*11,000  Boyd Gaming Corp.                                     148,500
* 1,000  Casino America, Inc.                                    7,000
 19,000  Equifax, Inc.                                         722,000
* 9,000  HFS, Inc.                                             559,125
 30,000  Kelly Services, Inc.                                  765,000
 25,000  King World Productions, Inc.                          865,625
*21,000  Lone Star Steakhouse Saloon, Inc.                     813,750
  9,000  Media General, Inc., Class A                          250,875
*21,000  Mirage Resorts, Inc.                                  695,625
 19,000  New York Times Co., Class A                           529,625
 27,760  Ogden Corp.                                           635,010
 16,000  Olsten Corp.                                          612,000
 17,000  Omnicom Group                                       1,088,000
*26,000  Outback Steakhouse, Inc.                              809,250
* 3,000  Papa John's International, Inc.                       116,625
 13,200  PHH Corp.                                             580,800
*31,500  Players International, Inc.                           342,563
  1,000  Pulitzer Publishing Co.                                45,375
*19,000  Regal Cinemas, Inc.                                   741,000
 17,000  Reynolds & Reynolds Co.                               603,500
*23,000  Rio Hotel & Casino, Inc.                              293,250
 28,000  Robert Half International, Inc.                     1,029,000
 26,000  Sbarro, Inc.                                          549,250
*12,500  Scientific Games Holdings Corp.                       415,625
* 6,000  Sonic Corp.                                           132,000
*13,500  Spelling Entertainment Group, Inc.                    173,813
 24,000  Wendys International, Inc.                            480,000
*32,000  Westcott Communications, Inc.                         444,000
                                                           ------------
                                                            16,349,186
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
        Energy     5.0%
17,000  BJ Services Co.                                      $401,625
13,000  Brooklyn United Gas Co.                               326,625
24,100  Eastern Enterprises                                   716,975
38,000  El Paso Natural Gas Co.                             1,026,000
25,000  KCS Energy, Inc.                                      246,875
12,000  K.N. Energy, Inc.                                     307,500
25,000  Mesa, Inc.                                            106,250
91,000  Nabors Industries, Inc.                               784,875
14,000  NACCO Industries, Inc., Class A                       805,000
 2,500  National Fuel Gas Co.                                  75,000
24,000  NICOR, Inc.                                           648,000
15,000  Nuevo Energy Co.                                      333,750
16,000  Offshore Logistics, Inc.                              198,000
14,400  ONEOK, Inc.                                           356,400
28,000  Pacific Enterprises                                   693,000
48,000  Smith International, Inc.                             768,000
 1,000  Tidewater, Inc.                                        26,375
25,000  Union Texas Petroleum Holdings, Inc.                  459,375
12,000  United Meridian Corp.                                 202,500
24,000  Valero Energy Corp.                                   567,000
30,000  Varco International, Inc.                             277,500
 6,000  Washington Gas & Light Co.                            115,500
   500  Weatherford Enterra, Inc.                              12,250
 3,000  Western Atlas, Inc.                                   133,500
12,400  WICOR, Inc.                                           370,450
   188  Williams Companies                                      7,285
                                                          ------------
                                                            9,965,610
                                                          ------------
        Finance     14.5%
12,000  Advanta Corp., Class A                                468,000
25,000  Ahmanson (H. F.) & Co.                                634,375
15,000  AMBAC, Inc.                                           643,125
34,000  American Financial Group, Inc.                        956,250
25,000  American Re Corp.                                     956,250
29,000  Bankers Life Holding Corp.                            525,625
33,000  Bear Stearns Companies, Inc.                          660,000
24,000  California Federal Bank                               357,000
 4,000  CCB Financial Corp.                                   196,000
26,000  Charter One Financial, Inc.                           737,750

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
 58,000  City National Corp.                                  $783,000
 10,000  CMAC Investment Corp.                                 475,000
 23,000  Commercial Federal Corp.                              750,375
  1,500  Countrywide Credit Industries, Inc.                    33,188
 23,000  Crestar Financial Corp.                             1,319,625
 41,000  Edwards (A.G.), Inc.                                1,040,375
 22,000  Finova Group, Inc.                                  1,001,000
  7,000  First American Corp.                                  306,250
 10,000  First Financial Corp.                                 210,000
 18,000  First Tennessee National Corp.                        972,000
 13,000  First USA, Inc.                                       606,125
 20,300  Fremont General Corp.                                 596,313
 19,000  GATX Corp.                                            909,625
 49,000  Mercury Financial Co.                                 943,250
  7,300  MGIC Investment Corp.                                 415,188
  9,000  North American Mtg., Co.                              185,625
 21,000  North Fork Bancorporation                             459,375
 22,000  Northern Trust Corp.                                1,050,500
 12,880  Norwest Corp.                                         388,010
  2,000  Ohio Casualty Corp.                                    71,500
 10,000  Penncorp Financial Group, Inc.                        238,750
 32,000  Peoples Heritage Financial                            620,000
 25,000  Protective Life Corp.                                 712,500
 18,000  Regions Financial Corp.                               720,000
109,000  Reliance Group Holding                                803,875
 17,000  Reliastar Financial Corp.                             716,125
  3,000  Roosevelt Financial Group, Inc.                        48,375
 38,000  Southtrust Corp.                                      959,500
  5,000  Sovereign Bancorp, Inc.                                50,000
 19,300  Star Banc Corp.                                     1,061,500
 16,000  TCF Financial Corp.                                   936,000
  6,000  TIG Holdings, Inc.                                    151,500
  6,000  Transatlantic Holdings, Inc.                          405,750
 28,000  Union Planters Corp.                                  854,000
  5,000  Vesta Insurance Group, Inc.                           203,125
 38,000  Washington Mutual, Inc.                               980,875
 15,000  Webb Del Corp.                                        313,125
  9,000  Zions Bancorporation                                  623,250
                                                           ------------
                                                            29,048,949
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         Health Care   8.1%
*25,000  Amsco International, Inc.                            $409,375
 24,000  Bausch & Lomb, Inc.                                   840,000
* 5,000  Bio Rad Labs, Inc., Class A                           190,625
*19,000  CNS, Inc.                                             199,500
*11,000  Community Health Systems, Inc.                        349,250
*52,000  Cor Therapeutics, Inc.                                533,000
* 1,000  Cordis Corp.                                          110,625
  4,000  Dentsply International, Inc.                          138,000
*29,000  Foundation Health Corp.                             1,236,125
  2,000  HBO & Co.                                             143,250
 20,000  Healthcare Compare Corp.                              770,000
* 8,000  Healthsouth Rehabilitation                            211,000
*39,000  Horizon/CMS Healthcare                                784,875
*37,073  ICN Pharmaceuticals, Inc.                             759,997
 24,000  Integrated Health Services, Inc.                      519,000
*29,000  Lincare Holdings, Inc.                                725,000
  3,000  Manor Care, Inc.                                       98,625
* 1,000  Maxicare Health Plans                                  17,625
*32,000  Medisense, Inc.                                       716,000
 47,500  Mylan Labs, Inc.                                      890,625
*16,000  Nellcor Puritan Bennett, Inc.                         924,000
* 8,000  North American Biological                              65,000
* 2,000  Orthofix International, NV                             19,500
*16,000  Oxford Health Plans, Inc.                           1,260,000
* 6,000  Pacific Physician Services                             94,500
* 3,000  Quintiles Transnational Corp.                         192,750
*17,000  Renal Treatment Centers, Inc.                         612,000
* 6,000  Rexall Sundown, Inc.                                   90,000
* 3,000  Target Therapeutics, Inc.                             229,500
*18,000  Thermo Cardiosystems, Inc.                            877,500
* 2,000  United American Healthcare Corp.                       22,250
*12,000  Universal Health Services, Inc., Class B              448,500
*20,000  Vivra, Inc.                                           660,000
*25,320  Watsons Pharmaceuticals, Inc.                       1,145,730
                                                           ------------
                                                            16,283,727
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         Producer Manufacturing     7.4%
 16,000  Agco Corp.                                           $754,000
* 3,000  Alliant Techsystems, Inc.                             139,500
  5,000  Ametek, Inc.                                           88,750
 14,600  Aptar Group, Inc.                                     501,875
  7,000  Blount, Inc., Class A                                 305,375
 21,000  Briggs & Stratton Corp.                               847,875
* 6,000  Cognex Corp.                                          363,000
 22,000  Cummins Engine Co., Inc.                              792,000
 26,000  Danaher Corp.                                         812,500
*22,000  Detroit Diesel Corp.                                  396,000
*11,000  Duracraft Corp.                                       239,250
  6,000  Granite Construction, Inc.                            171,750
 18,500  IDEX Corp.                                            698,375
* 7,000  INDRESCO, Inc.                                        120,750
  1,000  Johnson Controls, Inc.                                 58,500
 20,000  Juno Lighting, Inc.                                   292,500
  2,000  Kent Electrics Corp.                                   97,750
 16,000  Kulicke & Sofa Industries, Inc.                       560,000
*24,000  Mueller Industries, Inc.                              561,000
  4,000  National Service Industries, Inc.                     119,500
* 9,000  Navistar International Corp.                           93,375
 19,000  PACCAR, Inc.                                          798,000
*30,000  Southdown, Inc.                                       495,000
*90,000  Sterling Chemicals, Inc.                              731,250
 11,000  Teledyne, Inc.                                        275,000
*28,300  Thermo Instrument Systems, Inc.                       856,075
 26,000  Timken Co.                                          1,036,750
* 8,000  United Waste Systems, Inc.                            316,000
*31,000  Varity Corp.                                        1,108,250
  6,000  Watts Industries, Inc., Class A                       123,750
 32,000  Wellman, Inc.                                         752,000
  9,000  Wolverine Tube, Inc.                                  319,500
                                                           ------------
                                                            14,825,200
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         Raw Materials/Processing Industries  8.7%
 17,000  Cleveland Cliffs, Inc.                               $641,750
 16,000  Cyprus Amax Minerals                                  428,000
* 4,000  Cytec Industries, Inc.                                218,000
  6,000  First Mississippi Corp.                               123,750
 14,000  Geon Co.                                              346,500
 24,000  Georgia Gulf Corp.                                    801,000
 15,000  Goodrich (B. F.) Co.                                  990,000
 46,000  Handy & Harman                                        644,000
  8,000  Inland Steel Industries, Inc.                         186,000
  2,000  International Specialty Products, Inc.                 17,500
*62,000  Jefferson Smurfit Corp.                               759,500
 40,000  J&L Specialty Steel, Inc.                             660,000
 44,000  Longview Fibre Co.                                    643,500
 15,000  Lubrizol Corp.                                        435,000
 41,000  Lyondell Petrochemical Co.                            881,500
 46,000  Magma Copper Co., Class B                             770,500
  6,000  Medusa Corp.                                          149,250
  3,000  NCH Corp.                                             163,125
 14,000  Olin Corp.                                            904,750
*51,000  Owens-Illinois, Inc.                                  643,875
 12,000  Potlatch Corp.                                        505,500
  3,000  Quanex Corp.                                           58,875
 11,000  Rayonier, Inc.                                        418,000
*69,000  Rexene Corp.                                          621,000
*20,000  Sealed Air Corp.                                      522,500
  5,000  Sigma-Aldrich Corp.                                   240,000
 33,000  Sonoco Products Co.                                   833,250
 43,000  Stone Container Corp.                                 736,375
 46,000  Terra Industries, Inc.                                580,750
  1,000  Texas Industries, Inc.                                 52,875
*23,000  USG Corp.                                             669,875
 15,000  Vigoro Corp.                                          652,500
  5,000  Vulcan Materals Co.                                   277,500
 43,500  Worthington Industries, Inc.                          744,938
                                                           ------------
                                                            17,321,438
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
         Technology  19.5%
* 6,000  Adaptec, Inc.                                        $264,000
*20,000  Alantec Corp.                                         710,000
* 4,000  Altera Corp.                                          244,000
*15,000  America Online, Inc.                                1,215,000
  3,000  Analysts International Corp.                           90,000
*28,000  Aspect Telecommunications Corp.                       973,000
*19,000  Atmel Corp.                                           594,936
* 1,000  Auspex Systems, Inc.                                   14,812
 27,000  Autodesk, Inc.                                        911,250
 21,400  Avnet, Inc.                                         1,080,700
 10,000  BMC Industries, Inc.                                  386,250
*18,000  BMC Software, Inc.                                    641,250
*56,000  Borland International, Inc.                           777,000
*36,000  Cadence Design Systems, Inc.                        1,174,500
*19,000  Cascade Communications                              1,344,250
*21,000  Cidco, Inc.                                           588,000
* 2,000  Computer Network Technology                            13,125
*60,000  Conner Peripherals, Inc.                            1,095,000
*22,000  Credence Systems Corp.                                825,000
  1,000  Dallas Semiconductor Co.                               21,250
*13,000  Dovatron International, Inc.                          399,750
*22,000  Dynatech Corp.                                        335,500
*12,000  Electroglas, Inc.                                     867,000
*13,000  Electronics For Imaging, Inc.                       1,082,250
* 4,000  FTP Software, Inc.                                    108,188
*34,000  Gateway 2000, Inc.                                  1,160,250
  9,000  Harris Corp.                                          525,375
*23,000  In Focus Systems, Inc.                                730,250
*44,000  Integrated Device Technology, Inc.                    844,250
*22,000  International Rectifier Corp.                       1,009,250
*37,000  Intervoice, Inc.                                      689,125
 24,000  KLA Instruments Corp.                               1,050,000

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
  3,000  Komag, Inc.                                          $172,875
 13,000  Lam Research Corp.                                    809,250
* 3,000  Littelfuse, Inc.                                       98,625
*17,000  McAfee Associates, Inc.                               998,750
*10,000  Microchip Technology, Inc.                            397,500
*26,000  Netmanage, Inc.                                       542,750
*14,000  Network Equipment Technologies                        465,500
*22,000  Network General Corp.                                 907,500
*12,500  Novellus Systems, Inc.                                857,812
* 8,000  Peoplesoft, Inc.                                      688,000
  4,500  Pioneer Standard Electronics, Inc.                     62,438
* 9,000  Policy Management Systems Corp.                       426,375
* 5,000  Quantum Corp.                                          86,250
*23,000  Read-Rite Corp.                                       819,375
* 4,000  Recoton Corp.                                          89,000
*38,000  S3, Inc.                                              650,750
*14,000  Seagate Technology                                    638,750
*30,000  Sequent Computer Systems, Inc.                        525,000
*25,000  Solectron Corp.                                     1,018,750
* 9,000  Sterling Software, Inc.                               416,250
*19,000  Symbol Technologies, Inc.                             665,000
*20,000  Teradyne, Inc.                                        670,000
*12,000  3Com Corp.                                            582,000
*19,000  Unitrode Corp.                                        513,000
*11,474  U.S. Robotics Corp.                                 1,067,080
  8,500  Varian Associates, Inc.                               437,750
*27,000  Vishay Intertechnology, Inc.                          972,000
 19,000  Wyle Electronics, Inc.                                814,625
*21,000  Xilinx, Inc.                                        1,000,125
                                                           ------------
                                                            39,157,591
                                                           ------------

         Transportation  2.6%
 49,000  Arkansas Best Corp.                                   453,250
 32,000  Comair Holdings, Inc.                                 896,000
 10,800  Consolidated Freightways, Inc.                        252,450
* 1,000  Continental Airlines, Inc., Class B                    35,625
*24,000  Fritz Companies, Inc.                                 846,000

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                       Market
 of Shares                                                    Value
 ----------------------------------------------------------------------
 26,000  Illinois Central Corp.                             $1,001,000
*22,000  MS Carriers, Inc.                                     341,000
*12,000  Northwest Airlines, Inc., Class A                     486,000
 19,000  Pittston Company Services Group                       520,125
  6,000  Stolt Nielsen, S.A.                                   182,250
 11,000  TNT Freightways Corp.                                 203,500
                                                           ------------
                                                             5,217,200
                                                           ------------
         Utilities  6.4%
*29,000  AES Corp.                                             572,750
 26,000  AT&T Corp.                                          1,040,000
 34,100  Boston Edison Co.                                     937,750
*12,000  California Energy, Inc.                               216,000
 27,000  Centerior Energy Corp.                                273,375
  4,300  Central Hudson Gas & Electric Corp.                   131,688
  1,000  Colorado Public Service Co.                            34,000
*10,000  Commnet Cellular, Inc.                                252,500
* 4,500  C-TEC Corp.                                            94,500
 38,000  Delmarva Power & Light Co.                            845,500
 17,000  DQE, Inc.                                             469,625
  8,000  Eastern Utilities Association                         187,000
* 4,251  Firstmiss Gold, Inc.                                   77,049
 42,000  Frontier Corp.                                      1,139,250
 36,000  Illinova Corp.                                      1,026,000
 41,000  Long Island Lighting Co.                              707,250
*33,000  New Mexico Public Service Co.                         556,875
 24,000  NIPSCO Industries, Inc.                               879,000
  9,500  Oklahoma Gas & Electric Co.                           380,000
  3,000  Orange & Rockland Utilities                           105,375
 27,000  Pinnacle West Capital Corp.                           742,500
 32,000  Portland General Corp.                                872,000
 14,200  Southern New England Telecommunications               514,750
*23,000  U.S. Cellular Corp.                                   790,625
* 1,000  U.S. Long Distance Corp.                               13,000
                                                           ------------
                                                            12,858,362
                                                           ------------
           Total Common Stock (Cost $174,637,894)          194,325,513
                                                           ------------

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
 Investment Portfolio
 October 31, 1995

 Number                                                                 Market
 of Shares                                                              Value
 ------------------------------------------------------------------------------
         CONVERTIBLE PREFERRED STOCK  0.0%
  1,600  FHP International Corp., $1.25, Series A (Cost $34,616)        $38,000
                                                                   ------------

 Principal
 Amount
  (000)  REPURCHASE AGREEMENT  2.9%
 -------
 $5,805  SBC Capital Markets, Inc., dated 10/31/95, 5.87%,
         due 11/01/95 (collateralized by U.S. Government
         obligations in a pooled cash account) repurchase proceeds
         $5,805,947 (Cost $5,805,000)                                 5,805,000
                                                                   ------------
         Total Investments (Cost $180,477,510)  99.9%               200,168,513
         Other assets and liabilities, net  0.1%                        176,308
                                                                   ------------
         NET ASSETS  100%                                          $200,344,821
                                                                   ------------


*Non-income producing security.





See Notes to Financial Statements.

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

Statement of Assets and Liabilities
October 31, 1995

ASSETS
Investments, at market value (Cost $180,477,510)                            $200,168,513
Cash                                                                               2,900
Dividends receivable                                                             161,587
Other assets                                                                      39,252
                                                                            ------------
    Total assets                                                             200,372,252
                                                                            ------------
LIABILITIES
Due to shareholder service agent                                                   1,149
Deferred trustees' compensation                                                    2,622
Accrued expenses and other liabilities                                            23,660
                                                                            ------------
    Total liabilities                                                             27,431
                                                                            ------------
Net Assets, equivalent to $12.17 per share                                  $200,344,821
                                                                            ============
NET ASSETS WERE COMPRISED OF:
Shares of beneficial interest, at par; 16,467,558 shares outstanding        $    164,676
Capital surplus                                                              172,320,757
Undistributed net realized gain on securities                                  6,404,488
Net unrealized appreciation of securities                                     19,691,003
Undistributed net investment income                                            1,763,897
                                                                            ------------
NET ASSETS                                                                  $200,344,821
                                                                            ============



See Notes to Financial Statements.

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION  FUND

Statement of Operations
Year Ended October 31, 1995

Investment Income
Dividends                                                         $ 1,679,031
Interest                                                              349,870
                                                                  -----------
    Investment income                                               2,028,901
Expenses
Shareholder service agent's fees                                       16,490
Accounting services                                                    23,710
Trustees' fees and expenses                                            10,946
Audit fees                                                             22,000
Legal fees                                                              5,013
Reports to shareholders                                                 6,143
Organization expenses                                                  12,395
Miscellaneous                                                             233
                                                                  -----------
    Total expenses                                                     96,930
                                                                  -----------
    Net investment income                                           1,931,971
                                                                  -----------
Realized and Unrealized Gain on Securities
Net realized gain on securities                                     7,254,104
Net unrealized appreciation of securities                          19,737,220
                                                                  -----------
    Net realized and unrealized gain on securities                 26,991,324
                                                                  -----------
    Increase in net assets resulting from operations              $28,923,295
                                                                  ===========


See Notes to Financial Statements.

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION  FUND

Statement of Changes in Net Assets

                                                                                    Year              November 23, 1993*
                                                                                   Ended                    through
                                                                              October 31, 1995          October 31, 1994
                                                                              ----------------        ------------------
NET ASSETS, beginning of period                                                   $ 20,659,532               $ 1,000,000
                                                                              ----------------        ------------------

Operations
  Net investment income                                                              1,931,971                   375,365
  Net realized gain (loss) on securities                                             7,254,104                  (849,616)
  Net unrealized appreciation (depreciation) of securities                          19,737,220                   (46,217)
                                                                              ----------------        ------------------
    Increase (decrease) in net assets resulting from operations                     28,923,295                  (520,468)
                                                                              ----------------        ------------------

Distributions to shareholders from net investment income                              (501,439)                  (42,000)
                                                                              ----------------        ------------------

Capital transactions
  Proceeds from shares sold                                                        200,761,987                20,180,000
  Proceeds from shares issued for distributions reinvested                             501,439                    42,000
  Cost of shares redeemed                                                          (49,999,993)                     ---
                                                                              ----------------        ------------------
    Increase in net assets resulting from capital transactions                     151,263,433                20,222,000
                                                                              ----------------        ------------------

Increase in Net Assets                                                             179,685,289                19,659,532
                                                                              ----------------        ------------------

NET ASSETS, end of period                                                         $200,344,821               $20,659,532
                                                                              ================        ==================

* Commencement of operations

See Notes to Financial Statements.

VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND

Financial Highlights
Selected data for a share of benefical interest outstanding throughout the periods indicated.

                                                                        Year                  November 23, 1993  (1)
                                                                       Ended                        through
                                                                  October 31, 1995  (2)        October 31, 1994  (2)
                                                                  ----------------             ----------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of the period                                $ 9.82                       $10.00
                                                                        ------                       ------
Income from investment operations
  Investment income                                                        .18                          .24
  Expenses                                                                (.01)                        (.03)
                                                                        ------                       ------
Net investment income                                                      .17                          .21
Net realized and unrealized gains (losses) on securities                  2.26                         (.37)
                                                                        ------                       ------
Total from investment operations                                          2.43                         (.16)
                                                                        ------                       ------
Distributions from net investment income                                  (.08)                        (.02)
                                                                        ------                       ------
Net asset value, end of the period                                      $12.17                       $ 9.82
                                                                        ------                       ------

TOTAL RETURN                                                             25.00% (3)                 (1.80%)  (3)

RATIOS/SUPPLEMENTAL DATA
Net assets, end of the period (millions)                                $200.3                        $20.7
Average net assets (millions)                                           $121.5                        $20.1

Ratios to average net assets  (annualized)
  Expenses                                                                 .08%                         .30%
  Net investment income                                                   1.59%                        1.99%

Portfolio turnover rate                                                     85%                          34%

(1) Commencement of operations
(2) Based on average shares outstanding
(3) Total return has not been annualized

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
Van Kampen American Capital Small Capitalization Fund (the "Fund", formerly American Capital Small Capitalization Fund, Inc.) is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

A.   INVESTMENT VALUATIONS
     Securities listed or traded on a national securities exchange are valued using prices as of 2:00 p.m. Eastern Time. Unlisted and listed securities for which the last sale price at 2:00 p.m. Eastern Time is not available are valued at the last reported bid price.

     Short-term investments with a maturity of 60 days or less when purchased are valued at amortized cost, which approximates market value. Short-term investments with a maturity of more than 60 days when purchased are valued based on market quotations until the remaining days to maturity becomes less than 61 days. From such time, until maturity, the investments are valued at amortized cost.

B.   REPURCHASE AGREEMENTS
     A repurchase agreement is a short-term investment in which the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen American Capital Asset Management, Inc. (the "Adviser"), the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

C.   FEDERAL INCOME TAXES
     No provision for federal income taxes is required because the Fund has elected to elect to be taxed as a "regulated investment company" under the Internal Revenue Code and intends to maintain this qualification by annually distributing all of its taxable net investment income and taxable net realized gains on investments to its shareholders.

     During the period, the Fund utilized $849,616 in capital loss carryforwards to offset capital gains.

D.   INVESTMENT TRANSACTIONS AND RELATED INVESTMENT INCOME
     Investment transactions are accounted for on the trade date. Realized gains and losses on investments are determined on the basis of identified cost. Dividend income is recorded on the ex-dividend date. Interest income is accrued daily.

E.   DIVIDENDS AND DISTRIBUTIONS
     Dividends and distributions to shareholders are recorded on the record date. The Fund distributes tax basis earnings in accordance with the minimum distribution requirements of the Internal Revenue code, which may differ from generally accepted accounting principles. Such dividends and distributions may exceed financial statement earnings.

F.   ORGANIZATION COSTS
     Organization expenses of approximately $62,000 were deferred and are being amortized over a five year period ending October 1998.

NOTE 2 - MANAGEMENT FEES AND OTHER TRANSACTIONS WITH AFFILIATES
The Adviser serves as investment manager of the Fund. The Adviser receives no compensation for its investment management services.

Accounting services include the salaries and overhead expenses of the Fund's Treasurer and the personnel operating under his direction. Charges are allocated among investment companies advised by the Adviser. For the period, these charges included $7,897 as the Fund's share of the employee costs attributable to the Fund's accounting officers. A portion of the accounting services expense was paid to the Adviser in reimbursement of personnel, facilities and equipment cost attributable to the provision of accounting services to the Fund. The accounting services provided by the Adviser are at cost.

ACCESS Investor Services, Inc., an affiliate of the Adviser, serves as the Fund's shareholder service agent. These services are provided at cost plus a profit.

At the end of the period, the Fund was owned by three investment companies advised by the Adviser. Van Kampen American Capital Pace Fund, Common Sense Trust Growth Fund, and Common Sense Trust II Growth Fund owned 48.11%, 51.00%, and 0.89%, respectively, of the Fund.

Legal fees were incurred for services rendered by O'Melveny & Myers, counsel for the Fund. Lawrence J. Sheehan, of counsel to that firm, is a trustee of the Fund.

Certain officers and trustees of the Fund are officers and trustees of the Adviser and the shareholder service agent.

NOTE 3 - INVESTMENT ACTIVITY
During the period, the cost of purchases of investments and proceeds from sales of investments, excluding short-term investments, were $246,630,782 and $99,202,546, respectively.

For federal income tax purposes, the identified cost of investments owned at the end of the period was $180,558,239. Net unrealized appreciation aggregated $19,610,274, gross unrealized appreciation aggregated $28,997,505 and gross unrealized depreciation aggregated $9,387,231.

NOTE 4 - TRUSTEE COMPENSATION
Fund trustees who are not affiliated with the Adviser are compensated by the Fund at the annual rate of $729 plus a fee of $21 per day for the Board and Committee meetings attended. During the period, such fees aggregated $9,635.

The trustees may participate in a voluntary Deferred Compensation Plan (the "Plan"). The Plan is not funded, and obligations under the Plan will be paid solely out of the Fund's general accounts. The Fund will not reserve or set aside funds for the payment of its obligations under the Plan by any form of trust or escrow. Each trustee covered under the Plan elects to be credited with an earnings component on amounts deferred equal to the income earned by the Fund on its short-term investments or equal to the total return of the Fund.

NOTE 5 - CAPITAL
The Fund has an unlimited number of shares of $.01 par value of beneficial interest authorized. Fund shares are only available for purchase by publicly offered Funds for which the Adviser serves as investment adviser. The American Capital Pace Fund contributed the initial capital of $1,000,000 for 100,000 shares of the Fund on November 23, 1993. Transactions in shares for the period were as follows:

                                                                        November 23, 1993
                                                       Year Ended            through
                                                    October 31, 1995     October 31, 1994
                                                    ----------------     ----------------
     Shares sold                                       18,994,170            2,100,000
     Shares issued for distributions reinvested            54,151                4,130
     Shares redeemed                                   (4,684,893)               --
                                                       ----------            ---------
          Increase in shares outstanding               14,363,428            2,104,130
                                                       ----------            ---------

NOTE 6 - FUND REORGANIZATION
On July 21, 1995, the shareholders approved the reorganization of the Fund to a Delaware Business Trust and the election of fourteen trustees. On August 25, 1995, the reorganization became effective.

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES OF
VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND




In our opinion, the accompanying statement of assets and liabilities, including the investment portfolio, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Van Kampen American Capital Small Capitalization Fund (the "Fund") at October 31, 1995, the results of its operations, the changes in its net assets and the financial highlights for the fiscal periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1995 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP


Houston, Texas
December 8, 1995

                                     PART C

                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements


        Included in the Statement of Additional Information:



           Report of Independent Accountants


           Financial Statements


           Notes to Financial Statements


     (b) Exhibits


         1.1         -- First Amended and Restated Agreement and Declaration of Trust.
         1.2         -- Certificate of Amendment.
         2           -- Amended and Restated Bylaws.
         3           -- INAPPLICABLE.
         4           -- Specimen Share Certificate incorporated herein by reference (Exhibit
                        4 to Form N-1A of Registrant's Amendment No. 4, filed on August 25,
                        1995).
         5           -- Investment Advisory Agreement.
         6           -- INAPPLICABLE.
         7           -- INAPPLICABLE.
         8.1         -- Custodian Agreement dated December 2, 1993 incorporated herein by reference (Exhibit 8 to Form N-1A of Van Kampen American Capital
                        Global Managed Assets Fund, Registration No. 33-74024, Pre-Effective
                        Amendment No. 2, filed on May 6, 1994).
         8.2         -- Transfer Agency and Servicing Agreement.
         9           -- Data Access Services Agreement dated December 2, 1993 incorporated herein by reference (Exhibit 9.2 to Form N-1A of Van Kampen American
                        Capital Utilities Income Fund, Registration No. 33-68452,
                        Post-Effective Amendment No. 1, filed on May 19, 1994).
        10           -- INAPPLICABLE. (Omitted pursuant to Item 24(b).)
        11           -- Consent of Independent Accountants.
        12           -- INAPPLICABLE. (Omitted pursuant to Item 24(b).)
        13           -- INAPPLICABLE.
        14           -- INAPPLICABLE.
        15           -- INAPPLICABLE.
        16           -- INAPPLICABLE. (Omitted pursuant to Item 24(b).)
        17           -- List of Certain Investment Companies in Response to Item 29(a).
        19.1         -- Powers-of-Attorney for J. Miles Branagan, Roger Hilsman, Don G.
                        Powell, Fernando Sisto and William S. Woodside incorporated herein by reference (Exhibit 19.1 to Form N-1A of Registrant's Amendment No. 4
                        filed on August 25, 1995).
        19.2         -- Powers-of-Attorney for R. Craig Kennedy, Donald C. Miller, Jack E.
                        Nelson, Jerome L. Robinson and Wayne W. Whalen incorporated herein by reference (Exhibit 19.2 to Form N-1A of Registrant's Amendment No. 4
                        filed on August 25, 1995).
        27           -- Financial Data Schedule.



ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.



     None

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.



                                     AS OF FEBRUARY 9, 1996:
                                 (1)                                   (2)
                           TITLE OF CLASS                    NUMBER OF RECORD HOLDERS
            ---------------------------------------------    ------------------------
            Shares of Beneficial Interest, $0.01 par
              value                                                     10



ITEM 27. INDEMNIFICATION.



     Reference is made to Article 8, Section 8.4 of the Registrant's Agreement and Declaration of Trust.



     Article 8; Section 8.4 of the Agreement and Declaration of Trust provides that each officer and trustee of the Registrant shall be indemnified by the Registrant against all liabilities incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which the officer or trustee may be or may have been involved by reason of being or having been an officer or trustee, except that such indemnity shall not protect any such person against a liability to the Registrant or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Absent a court determination that an officer or trustee seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, the decision by the Registrant to indemnify such person must be based upon the reasonable determination of independent counsel or non-party independent trustees, after review of the facts, that such officer or trustee is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.



     The Registrant has purchased insurance on behalf of its officers and trustees protecting such persons from liability arising from their activities as officers or trustees of the Registrant. The insurance does not protect or purport to protect such persons from liability to the Registrant or to its shareholders to which such officer or trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.



     Conditional advancing of indemnification monies may be made if the trustee or officer undertakes to repay the advance unless it is ultimately determined that he or she is entitled to the indemnification and only if the following conditions are met: (1) the trustee or officer provides a security for the undertaking; (2) the Registrant is insured against losses arising from lawful advances; or (3) a majority of a quorum of the Registrant's disinterested, non-party trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that a recipient of the advance ultimately will be found entitled to indemnification.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.



     See "Management of the Fund" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.



ITEM 29. PRINCIPAL UNDERWRITERS.



     INAPPLICABLE



ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.



     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181, ACCESS Investor Services, Inc., 7501 Tiffany Springs Parkway, Kansas City, Missouri 64153, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA; (ii) by the Adviser, will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181; and (iii) by the Distributor, the principal underwriter, will be maintained at its offices located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


ITEM 31. MANAGEMENT SERVICES.

     INAPPLICABLE

ITEM 32. UNDERTAKINGS.


     INAPPLICABLE

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Houston, State of Texas, on the 28th day of February, 1996.


                                          VAN KAMPEN AMERICAN CAPITAL

                                          SMALL CAPITALIZATION FUND



                                          By    /s/  RONALD A. NYBERG
                                             ---------------------------------


                                            (Ronald A. Nyberg, Vice President)

             VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND



               INDEX TO EXHIBITS TO AMENDMENT NO. 5 TO FORM N-1A


             AS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION


                              ON FEBRUARY 28, 1996



      EXHIBIT
        NO.                              DESCRIPTION OF EXHIBIT
-------------------- --------------------------------------------------------------
         1.1         -- First Amended and Restated Agreement and Declaration of
                        Trust.

         1.2         -- Certificate of Amendment.

         2           -- Amended and Restated Bylaws.

         5           -- Investment Advisory Agreement.

         8.2         -- Transfer Agency and Servicing Agreement.

        11           -- Consent of Independent Accountants.

        17           -- List of Certain Investment Companies in Response to Item
                        29(a).

        27           -- Financial Data Schedule.